EXHIBIT 99.4
              APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
                             UNAUDITED PRO FORMA
            CONDENSED COMBINED FINANCIAL STATEMENTS INTRODUCTION


The accompanying unaudited pro forma condensed combined financial statements reflect the consolidated financial position of Applied Digital Solutions, Inc. and subsidiaries ("the Company") as of September 30, 2000, and the results of its condensed consolidated operations for the nine months ended September 30, 2000 and the year ended December 31, 1999 after giving effect to the acquisitions of Bostek, Inc. and Affiliates ("Bostek"), Computer Equity Corporation ("Compec") and Pacific Decision Sciences Corporation ("Pacific") and the merger with Destron Fearing Corporation ("Destron"), each as described further below. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheet of the Company and gives effect to the acquisition of Pacific on September 30, 2000. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2000 gives effect to the acquisitions of Compec and Pacific and the merger with Destron as if they had occurred on January 1, 2000. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 gives effect to the acquisitions of Compec and the merger with Destron as if they had occurred at the beginning of each company's complete fiscal year and the acquisitions of Bostek and Pacific as if they had occurred on January 1, 1999. The Company's, and Bostek's fiscal year ended on December 31, 1999, Pacific's fiscal year ended on June 30, 2000, while Compec's fiscal year ended February 29, 2000 and Destron's fiscal year ended on September 30, 1999.

         The pro forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies. The pro forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling and marketing expenses for any future operating changes.

         Effective June 1, 1999, IntelleSale acquired all of the outstanding common stock of Bostek. The aggregate purchase price was approximately $27.5 million, of which $10.2 million was paid in cash at closing, $5 million was paid in cash in January 2000 and $1.8 million for the 1999 earnout was paid in cash in February 2000. An additional $3.2 million is contingent upon achievement of certain additional earnings targets. The total purchase price of Bostek, including the liabilities, was allocated to the identifiable assets with the remainder of $24.9 million recorded as goodwill, which is being amortized over 20 years. Under the terms of the agreement, the former owners of Bostek were entitled to be paid $10.0 million in cash on June 30, 2000. The former Bostek owners filed a lawsuit against the Company and IntelleSale claiming that their earnout payment was inadequate. The Company and IntelleSale believe that the claim is without merit and intend to defend it vigorously and have filed counterclaims alleging, among other things, fraud on the part of the former Boskek owners. IntelleSale has also filed a lawsuit in Massachusets seeking to recover damages it has sustained. Due to the litigation between the Company, IntelleSale and the former Bostek owners, the $10.0 million payment was not made on June 30, 2000 because the Company and IntelleSale believe it is not owed. This amount is being carried as a liability pending the outcome of the litigation.

         During June 2000, the Company's subsidiary, Compec Acquisition Corp, acquired all of the outstanding common shares of Compec in a transaction accounted for under the purchase method of accounting. The aggregate purchase price was approximately $24.7 million of which $15.8 million was paid in 4.8 million shares of the Company's common stock and $8.9 million was paid in cash. The valuation of the common stock issued was based upon the terms of the agreement. In addition, the stockholders of Compec shall be entitled to earnout payments contingent upon Compec achieving certain earnings targets in the twenty-four months following the acquisition. The purchase price for Compec has preliminarily been assigned to the assets acquired and the liabilities assumed based on their estimated fair values at the acquisition date, which approximated their book values. Based upon such allocations, the aggregate purchase price exceeded the estimated fair value of the net assets acquired (goodwill) by approximately $15.9 million, which is being amortized on a straight-line basis over 20

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


years. Any additional amounts paid out under the purchase price contingency provision noted above are expected to result in additional goodwill.

         On September 8, 2000, the Company completed the acquisition of Destron through a merger of its wholly-owned subsidiary, Digital Angel.net Inc., into Destron. As a result of the merger, Destron is now a wholly-owned subsidiary of the Company and has been renamed Digital Angel.net, Inc. The pro forma adjustments reflecting the consummation of the merger are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto. In connection with the merger, each outstanding share of Destron's common stock was exchanged for 1.5 shares of the Company's common stock. In addition, outstanding options and warrants to purchase shares of Destron's stock prior to the date of the merger were converted into a right to purchase that number of shares of the Company's common stock as the holders would have been entitled to receive had they exercised such options and warrants prior to September 8, 2000 and participated in the merger. The Company issued 20.5 million shares of its common stock in exchange for all the outstanding common stock of Destron and 0.3 million shares of its common stock as a transaction fee. The aggregate purchase price of approximately $84.6 million, including the liabilities was preliminarily allocated to the identifiable assets based on their estimated fair values at the merger date, with the remainder of $76.9 million recorded as goodwill, which is being amortized on a straight-line basis over 20 years. The value of the Company's shares issued in exchange for Destron's stock was calculated using the average of the closing price of the Company's stock a few days before and a few days after, May 25, 2000, which was the date of the amendment to the definitive merger agreement which fixed the exchange ratio.

         Effective October 1, 2000, the Company's subsidiary, PDS Acquisition Corp, acquired all of the outstanding common shares of Pacific in a transaction accounted for under the purchase method of accounting. The aggregate purchase price of approximately $28.0 million was paid in 8.6 million shares of the Company's common stock. The valuation of the common stock issued was based upon the terms of the agreement. In addition, the stockholders of Pacific shall be entitled to earnout payments contingent upon Pacific achieving certain earnings targets in the twenty-four months following the acquisition. The purchase price for Pacific was preliminarily assigned to the assets acquired and the liabilities assumed based on their estimated fair values at the acquisition date, which approximated their book values. Based upon such allocations, the aggregate purchase price exceeded the estimated fair value of the net assets acquired (goodwill) by approximately $24.2 million, which is being amortized on a straight-line basis over 20 years. Any additional amounts paid out under the purchase price contingency provision noted above are expected to result in additional goodwill.

                                         APPLIED DIGITAL SOLUTIONS, INC.
                                UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                 SEPTEMBER 30, 2000
                                                   (In Thousands)
                                                                          PACIFIC
                                                          APPLIED         DECISION
                                                          DIGITAL         SCIENCES
                                                       SOLUTIONS, INC.   CORPORATION                    PRO FORMA
                                                         HISTORICAL      HISTORICAL                     COMBINED
                                                        SEPTEMBER 30,   SEPTEMBER 30,     MERGER      SEPTEMBER 30,
                                                            2000            2000        ADJUSTMENTS       2000
                                                     ==============================================   =============

                 ASSETS

Current Assets
  Cash and cash equivalents                              $  9,508          $ 2,355      $               $ 11,863
  Accounts receivable and unbilled
   receivables, net                                        55,646            2,990                        58,636
  Inventories                                              42,577              313                        42,890
  Notes receivable                                          4,477                -                         4,477
  Prepaid expenses and other
   current assets                                          10,796              117                        10,913
                                                     ----------------------------------------------   -------------
    Total Current Assets                                  123,004            5,775                       128,779
Property and equipment, net                                19,387              128                        19,515
Notes receivable                                            3,260                                          3,260
Goodwill, net                                             175,642                        24,219 (A)      199,861
Other assets                                               20,333              283                        20,616
                                                     ----------------------------------------------   -------------

                                                         $341,626          $ 6,186      $24,219         $372,031
                                                     ==============================================   =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Notes payable                                               632          $            $               $    632
  Current maturities of long-term
   debt                                                     5,694                                          5,694
  Due to shareholders of acquired
   subsidiary                                              10,000                                         10,000
  Accounts payable                                         24,917               79                        24,996
  Accrued expenses                                         16,692              420          120 (B)       17,232
  Other current liabilities                                     -            1,767                         1,767
                                                     ----------------------------------------------   -------------
    Total Current Liabilities                              57,935            2,266          120           60,321
Long-Term Debt and other Liabilities                       81,673                                         81,673
                                                     ----------------------------------------------   -------------
  Total Liabilities                                       139,608            2,266          120          141,994
                                                     ----------------------------------------------   -------------

Commitments and Contingencies                                   -                -            -                -
                                                     ----------------------------------------------   -------------

Minority Interest                                           2,247                                          2,247
                                                     ----------------------------------------------   -------------

Stockholders' Equity
  Preferred shares
  Common stock                                                 83              202         (193)(C)           92
  Common stock warrants                                     1,656                                          1,656
  Additional paid-in capital                              209,598                       (28,010)(C)      237,608
  Retained earnings (deficit)                              (7,976)           3,718       (3,718)(C)       (7,976)
  Treasury stock                                           (2,802)                                        (2,802)
  Accumulated other
   comprehensive loss                                        (788)                                          (788)
                                                     ----------------------------------------------   -------------
    Total Stockholders' Equity                            199,771            3,920       24,099          227,790
                                                     ----------------------------------------------   -------------
                                                         $341,626          $ 6,186      $24,219         $372,031
                                                     ==============================================   =============

The unaudited pro forma condensed combined balance sheet at September 30, 2000 gives effect to the financial position as if the acquisition of Pacific occurred on September 30, 2000.

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT SEPTEMBER 30, 2000 ARE AS FOLLOWS:

[FN]
(A) The adjustment to goodwill represents the amount required to reflect the goodwill associated with the excess of the purchase price paid by the Company over the sum of the amounts assigned to identifiable assets acquired and liabilities assumed. It is assumed that the new book basis of the acquired tangible assets and liabilities approximates the historical valuation of Pacific's tangible assets and liabilities, using the purchase method of accounting. For purposes of this presentation, the fair value of the Company's shares issuable in exchange for Pacific's common stock has been calculated using the share price of $3.27 per share.

(B) The accrued expense adjustment represents the accrued estimated transaction costs to be incurred. The costs are primarily for legal, accounting, printing and similar expenses.

(C) The stockholders' equity adjustment represents the fair value of the Company's stock to be issued in the acquisition and the elimination of Pacific's historical equity accounts as follows:

    Fair Value of Stock Issued (8,569 shares at $3.27 per share)    $ 28,019
    Pacific's Historical Stockholders' Equity                         (3,920)
                                                                    --------
                                                                    $ 24,099
                                                                    ========


                                            APPLIED DIGITAL SOLUTIONS, INC.
                          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                      For the nine months ended September 30, 2000
                                         (In thousands, except per share data)

                                                                                                             DESTRON
                                              APPLIED       COMPUTER                                         FEARING
                                              DIGITAL        EQUITY                                        CORPORATION
                                          SOLUTIONS, INC.  CORPORATION                                      HISTORICAL
                                            HISTORICAL     HISTORICAL                                      (JANUARY 1,
                                               NINE        (JANUARY 1,                         PRO FORMA      2000 -
                                           MONTHS ENDED       2000 -                           COMBINED    SEPTEMBER 7,
                                           SEPTEMBER 30,  MAY 31, 2000)    PRO FORMA         SEPTEMBER 30,    2000)       MERGER
                                                2000           (A)        ADJUSTMENTS            2000          (G)      ADJUSTMENTS
                                          ============================================       ======================================
Net operating revenue                       $  222,862     $  10,453      $      -             $233,315     $ 12,655    $    -
Cost of goods sold                          $  159,384     $   7,776                           $167,160     $  7,755
Unusual Inventory charge                         8,500                                            8,500
                                          --------------------------------------------       --------------------------------------

Gross profit                                    54,978         2,677                             57,655        4,900

Selling, general and administrative
 expenses                                      (65,751)       (2,848)                           (68,599)      (3,241)
Depreciation and amortization                   (7,535)         (178)         (332)(B)           (8,045)                 (2,585)(H)
Unusual and restructuring charges               (8,500)                     (8,500)
Interest and other income                          676                         676                   58
Interest expense                                (4,103)                       (310)(C)           (4,413)         (63)
                                          --------------------------------------------       --------------------------------------

Income (loss) before provision
 (benefit) for income taxes,
 minority interest and
 extraordinary loss                            (30,235)         (349)         (642)             (31,226)       1,654     (2,585)
Provision (benefit) for income taxes            (9,940)         (187)         (124)(D)          (10,251)          38          - (I)
                                          --------------------------------------------       --------------------------------------

Income (loss) before minority
 interest and extraordinary loss               (20,295)         (162)         (518)             (20,975)       1,616     (2,585)
Minority interest                                  345                                              345            -
                                          --------------------------------------------       --------------------------------------

Income (loss) before
 extraordinary loss                         $  (20,640)    $    (162)     $   (518)            $(21,320)    $  1,616     (2,585)
                                          ============================================       ======================================

Earnings (loss) per common share -
 basic                                      $    (0.38)
   Income (loss) before
    extraordinary loss

Earnings (loss) per share - diluted         $    (0.38)
   Income (loss) before
    extraordinary loss

Weighted average number of common               54,623                       4,829 (E)                                   20,821 (J)
 shares outstanding - basic

Weighted average number of common               54,623                       4,829 (F)                                   20,821 (K)
 shares outstanding - diluted

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2000 gives effect to the consolidated results of operations for the nine month period as if the acquistions of Compec and Pacific and the merger of Destron occurred on January 1, 2000.


                                                                       Page 5


                                                                               PACIFIC
                                                                          DECISION SCIENCES
                                                                             CORPORATION
                                                            PRO FORMA         HISTORICAL                         PRO FORMA
                                                            COMBINED      NINE MONTHS ENDED                      COMBINED
                                                          SEPTEMBER 30,      SEPTEMBER 30,      MERGER         SEPTEMBER 30,
                                                              2000              2000          ADJUSTMENTS          2000
                                                          =============   =================   ===========      =============
Net operating revenue                                       $245,970          $  6,248       $                   $252,218
Cost of goods sold                                          $174,915          $  1,871                           $176,786
Unusual Inventory charge                                       8,500                                                8,500
                                                          -------------   ----------------                     -------------

Gross profit                                                  62,555             4,377                             66,932

Selling, general and administrative
 expenses                                                    (71,840)           (3,541)                           (75,381)
Depreciation and amortization                                (10,630)              (25)          (908)(L)         (11,563)
Unusual and restructuring charges                             (8,500)                                              (8,500)
Interest and other income                                        734                79                                813
Interest expense                                              (4,476)                                              (4,476)
                                                          -------------   -------------------------------      -------------

Income (loss) before provision
 (benefit) for income taxes,
 minority interest and
 extraordinary loss                                          (32,157)              890           (908)            (32,175)
Provision (benefit) for income taxes                         (10,213)              386              - (M)          (9,827)
                                                          -------------   -------------------------------      -------------

Income (loss) before minority
 interest and extraordinary loss                             (21,944)              504           (908)            (22,348)
Minority interest                                                345                 -                                345
                                                          -------------   -------------------------------      -------------

Income (loss) before
 extraordinary loss                                         $(22,289)         $    504      $    (908)           $(22,693)
                                                          =============   ===============================      =============



Earnings (loss) per common share -
 basic                                                                                                           $  (0.26)
   Income (loss) before
    extraordinary loss

Earnings (loss) per share - diluted                                                                              $  (0.26)
   Income (loss) before
    extraordinary loss

Weighted average number of common                                                               8,569 (N)          88,842
 shares outstanding - basic

Weighted average number of common                                                               8,569 (O)          88,842
 shares outstanding - diluted


PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 ARE AS
FOLLOWS:

[FN]
(A) Represents the historical unaudited condensed combined results of Compec for the five months ended May 31, 2000. Compec was acquired by the Company effective June 1, 2000.

(B) The $332 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded assuming straight line amortization of the $15,935 of goodwill recorded on the Company's books related to the Compec acquisition over a twenty year period.

(C) The $310 increase in interest expense represents the increase to interest expense associated with debt issued in connection with the purchase of Compec, based upon borrowing the $8,848 paid to the sellers at closing at the Company's effective interest rate of 8.41%.

(D) The $124 adjustment to the provision for income taxes results from providing for taxes at a 40% rate (net federal and state) against the pre-tax pro-forma adjustment for interest expense. The amortization of goodwill is not deductible and therefore receives no tax benefit.

(E) Includes the 4,829 shares of the Company's common stock issued to Compec's shareholders. For purposes of this pro forma presentation, such shares of the Company's common stock were deemed to be outstanding for the entire pro forma period.

(F) There were no potential dilutive common shares issued or assumed by the Company in connection with the acquisition of Compec.

(G) Represents the historical unaudited condensed combined results of Destron for the period from January 1, 2000 to September 7, 2000. Destron was acquired by the Company effective September 8, 2000.

(H) The $2,585 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded for the period from January 1, 2000 to September 7, 2000, assuming straight line amortization of the $76,855 of goodwill over a 20 year period and taking into consideration the $58 of goodwill amortization expense included in Destron's historical statement of operations.

(I) The amortization of goodwill related to the Destron acquisition is not deductible and therefore receives no tax benefit.

(J) Includes the 20,501 shares of the Company's common stock issued to Destron shareholders. Each share of Destron's common stock was exchanged for 1.5 shares of the Company's common stock. Also includes 320 shares of the Company's common stock that were issued in payment of a finder's fee. For purposes of this pro forma presentation the Company's common stock were deemed to be outstanding for the entire pro forma period.

(K) The diluted potential common shares were not included in the computation of diluted loss per share because to do so would have been anti-dilutive. The dilutive potential common shares consist of Destron options and warrants of 1,804 which were converted into 1.5 shares of the Company's common stock.

(L) The $908 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded, assuming straight line amortization of the $24,219 of goodwill over a 20 year period.

(M) The amortization of goodwill is not deductible and therefore receives no tax benefit.

(N) Includes the 8,569 shares of the Company's common stock issued to Pacific's shareholders. For purposes of this pro forma presentation, such shares of the Company's common stock were deemed to be outstanding for the entire pro forma period.

(O) There were no potential dulited common shares issued or assumed by the Company in connection with the acquisition of Pacific.

                                                   Applied Digital Solutions, Inc.
                                UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                              For the year ended December 31, 1999
                                             (In thousands, except per share data)

                                APPLIED                                                              COMPUTER
                                DIGITAL          BOSTEK, INC.                                         EQUITY
                               SOLUTIONS,       AND AFFILIATE                                       CORPORATION
                                  INC.           HISTORICAL                                          HISTORICAL
                               HISTORICAL        (JANUARY 1,                          PRO FORMA        FISCAL
                               YEAR ENDED           1999 -                             COMBINED      YEAR ENDED
                              DECEMBER 31,      MAY 31, 1999         PRO FORMA       DECEMBER 31,   FEBRUARY 29,        PRO FORMA
                                  1999               (A)            ADJUSTMENTS          1999           2000           ADJUSTMENTS
                              =================================================      =============================================


Net operating
 revenue                        $336,741           $33,400          $                  $370,141        $33,058       $
Cost of goods sold               241,790            29,596                              271,386         24,760
                              ------------------------------                         ---------------------------

Gross profit                      94,951             3,804                               98,755          8,298

Selling, general and
 administrative expenses         (90,416)           (3,424)                             (93,840)        (4,490)
Depreciation and amortization     (9,687)              (10)           (518)(B)          (10,215)          (498)          (797)(E)

Restructuring and unusual
 charges                          (2,550)                                                (2,550)
Gain on sale of subsidiary        20,075                                                 20,075
Interest income                      616                                                    616
Interest expense                  (3,842)             (151)           (352)(C)           (4,345)                         (744)(F)
                              ---------------------------------------------------------------------------------------------------

Income (loss) before
 provision for income taxes,
 minority interest and
 extraordinary loss                9,147               219            (870)               8,496          3,310         (1,541)
Provision for income taxes         3,160                74            (348)(D)            2,886          1,273           (298)(G)
                              ---------------------------------------------------------------------------------------------------

Income (loss) before minority
 interest and extraordinary
 loss                              5,987               145            (522)               5,610          2,037         (1,243)
Minority interest                    395                                                    395
                              ---------------------------------------------------------------------------------------------------
Income (loss) before
 extraordinary loss             $  5,592           $   145          $ (522)            $  5,215        $ 2,037       $ (1,243)
                              ===================================================================================================



Earnings per common share -
 basic
   Income before
    extraordinary loss          $   0.12

Earnings per share - diluted
   Income before
    extraordinary loss          $   0.11

Weighted average number of
 common shares outstanding -
 basic                            46,814                                                                                 4,829 (H)

Weighted average number of
 common shares outstanding -
 diluted                          50,086                                                                                 4,829 (I)

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 gives effect to the consolidated results of operations for the year ended December 31, 1999 as if the acquisitions of Bostek and Pacific occurred on January 1, 1999 and acquisition of Compec and the merger of Destron had occurred at the beginning of their respective 1999 fiscal years.

                                                                       Page 8


                                                                                        PACIFIC
                                               DESTRON                                  DECISION
                                               FEARING                                  SCIENCES
                                             CORPORATION                               CORPORATION
                                              HISTORICAL                               HISTORICAL
                                PRO FORMA       FISCAL                   PRO FORMA       TWELVE                    PRO FORMA
                                 COMBINED     YEAR ENDED                  COMBINED    MONTHS ENDED                 COMBINED
                               DECEMBER 31,  SEPTEMBER 30,   MERGER     DECEMBER 31,  DECEMBER 31,     MERGER     DECEMBER 31,
                                   1999          1999      ADJUSTMENTS      1999          1999       ADJUSTMENTS      1999
                               ============  =========================  ============  ==========================  ============
Net operating
 revenue                        $403,199       $18,548     $             $ 421,747      $ 8,779      $             $ 430,526
Cost of goods sold               296,146        10,996                     307,142        2,776                      309,918
                               ------------  -------------              ------------  ------------                ------------

Gross profit                     107,053         7,552                     114,605        6,003                      120,608

Selling, general and
 administrative expenses         (98,330)       (3,929)                   (102,259)      (4,019)                    (106,278)
Depreciation and amortization    (11,510)         (214)     (3,759)(J)     (15,483)         (31)      (1,211)(N)     (16,725)

Restructuring and unusual
 charges                          (2,550)                                   (2,550)                                   (2,550)
Gain on sale of subsidiary        20,075                                    20,075                                    20,075
Interest income                      616            18                         634           44                          678
Interest expense                  (5,089)         (273)                     (5,362)                                   (5,362)
                               --------------------------------------   -----------   --------------------------  ------------

Income (loss) before
 provision for income
 taxes, minority interest
 and extraordinary loss           10,265         3,154      (3,759)          9,660        1,997       (1,211)         10,446
Provision for income taxes         3,861            80           - (K)       3,941          691            - (O)       4,632
                               ---------------------------------------  -----------   --------------------------  ------------

Income (loss) before minority
 interest and extraordinary
 loss                              6,404         3,074      (3,759)          5,719        1,306       (1,211)          5,814
Minority interest                    395                                       395                                       395
                               ---------------------------------------  -----------   --------------------------  ------------

Income (loss) before
 extraordinary loss             $  6,009       $ 3,074     $(3,759)      $   5,324      $ 1,306      $(1,211)      $   5,419
                               =======================================  ===========   ==========================  ============


Earnings per common share -
 basic
   Income before
    extraordinary loss                                                                                                 $0.07

Earnings per share - diluted
   Income before
    extraordinary loss                                                                                                 $0.06

Weighted average number of
 common shares outstanding -
 basic                                                      20,821 (L)                                 8,569 (P)      81,033

Weighted average number of
 common shares outstanding -
 diluted                                                    22,309 (M)                                 8,569 (Q)      85,793


PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999 ARE AS FOLLOWS:

[FN]
(A) Represents the historical unaudited condensed combined results of Bostek for the five months ended May 31, 1999. Bostek was acquired by the Company's subsidiary, Intellesale.com, Inc., effective June 1, 1999.

(B) The $518 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded assuming straight line amortization of the $24,876 of goodwill recorded by the Company related to the Bostek acquisition over a twenty year period.

(C) The $352 increase in interest expense represents the increase to interest expense associated with debt issued in connection with the purchase of Bostek, based upon borrowing the $10,055 paid to the sellers at closing at the Company's effective interest rate of 8.41%.

(D) The $348 adjustment to the provision for income taxes results from providing for taxes at a 40% rate (net federal and state) against the pre-tax pro-forma adjustments.

(E) The $797 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded assuming straight line amortization of the $15,935 of goodwill recorded by the Company related to the Compec acquisition over a twenty year period.

(F) The $744 increase in interest expense represents the increase to interest expense associated with debt issued in connection with the purchase of Compec, based upon borrowing the $8,848 paid to the sellers at closing at the Company's effective interest rate of 8.41%.

(G) The $298 adjustment to the provision for income taxes results from providing for taxes at a 40% rate (net federal and state) against the pre-tax pro-forma adjustment for interest expense. The amortization of goodwill is not deductible and therefore receives no tax benefit.

(H) Includes the 4,829 shares of the Company's common stock issued to Compec's shareholders. For purposes of this pro forma presentation, such shares of the Company's common stock were deemed to be outstanding for the entire pro forma period.

(I) There were no potential dilutive common shares issued or assumed by the Company in connection with the acquisition of Compec.

(J) The $3,759 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded, assuming straight line amortization of the $76,855 of goodwill over a 20 year period and taking into consideration the $84 of goodwill amortization expense included in Destron's historical statement of operations.

(K) The amortization of goodwill is not deductible and therefore receives no tax benefit.

(L) Includes the 20,501 shares of the Company's common stock issued to Destron shareholders. Each share of Destron's common stock was exchanged for 1.5 shares of the Company's common stock. Also includes 320 shares of the Company's common stock that were issued in payment of a finder's fee.
    For purposes of this pro forma presentation the Company's common stock were deemed to be outstanding for the entire pro forma period.

(M) The diluted potential common shares outstanding were determined utilizing the treasury stock method under the assumption that all potentially dilutive potential common shares were outstanding for the entire pro forma period. The dilutive potential common shares consist of Destron options and warrants of 1,804 which were converted into 1.5 shares of the Company's common stock.

(N) The $1,211 increase in depreciation and amortization expense represents the estimated amount of goodwill amortization expense to be recorded, assuming straight line amortization of the $24,219 of goodwill over a 20 year period.

(O) The amortization of goodwill is not deductible and therefore receives no tax benefit.

(P) Includes the 8,569 shares of the Company's common stock issued to Pacific's shareholders. For purposes of this pro forma presentation, such shares of the Company's common stock were deemed to be outstanding for the entire pro forma period.

(Q) There were no potential dilutive common shares issued or assumed by the Company in connection with the acquisition of Pacific.

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